UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Amendment to Form 8-K filed November 8, 2022 provides documentation on the assignment and sale of our minority investment in Ranken Energy Corporation. To coordinate the transfer of the assets, we have granted power of attorney (“POA”) to our former CEO, David St. James, and executed an asset sale agreement to sell the energy assets to him for $112,000. The asset sale agreement and POA are attached herein as Exhibits 10.1 and 10.2, respectively.

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2022, we agreed to divest our minority investment in Ranken Energy Corporation to our former CEO David St. James for $112,000. The Ranken Energy oil wells generate nominal revenues, are fully depleted on our books, and are non-core to our growth strategy in health and wellness investments. On November 8, 2022, we assigned Power of Attorney (“POA”) to Mr. St. James, who has acquired and will receive the assets under his name for consideration in the form of accrued compensation. Transfer of said assets including recording of new deeds for associated real estate and/or distribution of cash from the proceeds of any asset sales by Ranken Energy Corporation, if sold to a third party, will be handled by Mr. St. James and Ranken Energy Corporation.

Item 9.01. Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies Asset Sale Ranken Energy Corporation – November 8, 2022
10.2	Himalaya Technologies Power of Attorney David St. James – November 8, 2022
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: November 9, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer